Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT CAMERON ASSOCIATES
Fletcher McCusker - Chairman and CEO	Paul Henning
Kate Blute - Director of Investor and Public Relations	212/554-5462
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation Completes Acquisition To
Add Services in Georgia

TUCSON, ARIZONA - September 21, 2005 --  The Providence Service Corporation (Nasdaq: PRSC) today announced that it has acquired 100% of the outstanding equity of AlphaCare Resources, Inc. and Transitional Family Services, Inc., both Georgia corporations (collectively, the "AlphaCare Companies"). The AlphaCare Companies include one of the largest family preservation programs in the state and are considered a premier provider of in-home and professional therapy services. The AlphaCare Companies are dedicated to helping people learn effective coping strategies and overcome the stresses of life.

The purchase price for the AlphaCare Companies was approximately $4.7 million which is expected to be funded through Providence Service Corporation's credit facilities with HealthCare Business Credit Corporation. In addition, Providence Service Corporation may make an earnout payment, based on certain factors including the EBITDA of certain programs of the acquired companies for an 18-month period following the closing. Blank Rome LLP represented Providence in connection with the acquisition.

On an annual basis, the acquisition is expected to add approximately $3.4 million in revenue and is expected to be accretive to earnings by approximately $0.01 per diluted share in 2006, after allowing for estimated debt service costs.

"The acquisition of the AlphaCare Companies is another example of a strategic, accretive acquisition that further expands our geographic footprint," said Fletcher McCusker, Chairman and CEO. "Under Governor Sonny Purdue's leadership, Georgia is currently reviewing recommendations to reduce the use of the state psychiatric hospitals and expand the community care system. AlphaCare Resources, Inc. and Transitional Family Services, Inc. are well positioned to be beneficiaries of this growing trend for in-home delivery of mental health services and together with Providence we believe we will be well positioned for growth in the state of Georgia."

AlphaCare Resources, Inc. and Transitional Family Services, Inc., have five locations in the Atlanta area, with 84 employees serving 34 Georgia counties.

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5524 E. Fourth Street • Tucson, Arizona 85711 •Tel 520/747-6600 •Fax 520/747-6605 •www.provcorp.com

Providence Service Corporation

Providence Service Corporation, through its owned and managed entities, provides home and community based social services to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence operates no beds, treatment facilities, hospitals, or group homes preferring to provide services in the client’s own home or other community setting. Through its owned and managed entities, Providence maintains 331 government contracts in 21 states and the District of Columbia as of June 30, 2005.

Certain statements herein, such as any statements about Providence’s confidence, strategies or guidance or its expectations about revenues, results of operations, profitability, per share information, contracts, growth or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s filings with the Securities and Exchange Commission. Words such as “believe,”“demonstrate,”“expect,”“estimate,”“anticipate,”“should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

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